                        RADIATION THERAPY SERVICES, INC.

                        5,500,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                                                   June __, 2004

Wachovia Capital Markets, LLC
Banc of America Securities LLC
SG Cowen & Co., LLC
SunTrust Capital Markets, Inc.
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202
Ladies and Gentlemen:

      Radiation Therapy Services, Inc., a Florida corporation (the "Company"), and each of the shareholders of the Company named on Schedule G hereto (collectively, the "Selling Shareholders" and each, a "Selling Shareholder") confirm their respective agreements with Wachovia Capital Markets, LLC ("Wachovia") and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia, Banc of America Securities LLC, SG Cowen & Co., LLC and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Shareholders of a total of 5,500,000 shares (the "Initial Securities") of the Company's common stock, par value $.0001 per share (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 825,000 additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 825,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Certain terms used in this Agreement are defined in Section 15 hereof.

      As part of the offering contemplated by this Agreement, the Company, the Selling Shareholders and the Underwriters agree that up to 5% of the Securities to be purchased by the Underwriters (the "Directed Shares") shall be reserved by the Underwriters for sale to employees, friends and family of the Company as part of the distribution of the Securities by the Underwriters, under the terms of the directed shares program (the "Program"). The Securities to be sold pursuant to the Program shall be sold pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters.

      The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus."

      Prior to the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c) the Company will effect a 1.83-for-one stock split (the "Stock Split").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Date, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wachovia expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (2) Stock Split. The Stock Split will be consummated prior to the Closing Date (or such earlier date as may be contemplated by the Prospectus) on the terms contemplated by this Agreement and the Prospectus.

            (3) Independent Accountants. Ernst & Young, LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

            (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders' (or other owners') equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Prospectus under the captions "Summary Financial Data" and "Selected Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus. The information appearing in the Prospectus under the caption "Summary Pro Forma Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement and the Prospectus.

            (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Florida) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (7) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are "significant subsidiaries" as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto.

            (8) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled "Actual" and in the corresponding line items under the caption "Capitalization" in the Prospectus and, immediately prior to the purchase of the Initial Securities by the Underwriters at the Closing Date and as of each Option Closing Date (if any), the authorized, issued and capital stock of the Company will be as set forth in the column entitled "Pro Forma" and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option or stock purchase plans referred to in the Prospectus or pursuant to the exercise of options or convertible securities referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

            (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (10) Authorization of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

            (11) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock and the Company's Amended and Restated Articles of Incorporation and Bylaws conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

            (12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

            (13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

            (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (15) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions "Business - Treatment Centers," "Business - Government Regulations," "Business - Federal Law," "Business - State Law," "Business - Reimbursement and Cost Containment," "Description of Capital Stock," "Certain Federal Income Tax Considerations" and "Risk Factors," in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly present, in all material respects, the matters referred to therein; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

            (16) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, "Intellectual Property") necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

            (17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws or the NASD.

            (18) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect;the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (19) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

            (20) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

            (21) Environmental Laws. Except as otherwise disclosed in the
      Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a

      Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) to the Company's knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. "Environment" means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

            (22) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.

            (23) Parties to Lock-Up Agreements. Each of the Company's directors and officers, each holder of any shares of outstanding Common Stock (other than holders of Securities sold to the public through the Underwriters) and each holder of any outstanding convertible securities, warrants or options issued by the Company has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company. All outstanding stock options issued by the Company provide, and all stock options that may be issued by the Company at any time during the period commencing on the date of this Agreement through and including the date which is 180 days after the date of this Agreement will provide, in each case pursuant to written stock option agreements or similar agreements executed or delivered by the holders of such stock options, that the holders of such stock options will not effect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during such 180 day period; and, during such 180 day period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of Wachovia.

            (24) Nasdaq National Market. The outstanding shares of Common Stock (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market.

            (25) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to the NASD pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

            (26) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

            (27) Insurance. The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (28) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (29) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

            (30) No Right of First Refusal. Neither the Company nor any of its subsidiaries has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.

      (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

            (1) Accurate Disclosure. Such Selling Shareholder has reviewed and will review, and is and will be familiar with, the Registration Statement as originally filed with the Commission and all amendments thereto, with any Rule 462(b) Registration Statement and all amendments thereto, if any, and with each preliminary prospectus and the Prospectus and any amendments or supplements thereto, if any; and, at the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Registration Statement or any Rule 462(b)

      Registration Statement (or in any amendments thereto) or in any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; all information furnished or confirmed (orally or in writing) by or on behalf of such Selling Shareholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is and will be true, complete and correct; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

            (2) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

            (3) Power of Attorney; Custody Agreement. Such Selling Shareholder has duly authorized (if applicable), executed and delivered a Power of Attorney (a "Power of Attorney" and, with respect to such Selling Shareholder, "its Power of Attorney") appointing each of Daniel E. Dosoretz, M.D. and David Koeninger as such Selling Shareholder's attorney-in-fact (with respect to such Selling Shareholder, collectively, the "Attorneys-in-Fact" and, individually, an "Attorney-in-Fact"), and a Letter of Transmittal and Custody Agreement (a "Custody Agreement" and, with respect to such Selling Shareholder, "its Custody Agreement") with the Company, as custodian (the "Custodian"); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally or by general equitable principles; each of such Selling Shareholder's Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(k) and 5(n) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder for the Securities to be sold by such Selling Shareholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Shareholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the transactions contemplated hereby.

            (4) [Reserved].

            (5) Power and Authority. Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.

            (6) Non-Contravention. The execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling

      Shareholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under this Agreement or any other property or assets of such Selling Shareholder or any of its subsidiaries (if any) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries (if any) is a party or by which such Selling Shareholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

            (7) Good and Marketable Title. Such Selling Shareholder is the sole legal, record and beneficial owner of the Securities to be sold by such Selling Shareholder under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be, free and clear of all Liens other than pursuant to this Agreement; upon payment of the consideration for the Securities to be sold by such Selling Shareholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with The Depository Trust Company, each of the Underwriters will become the legal owner of the Securities purchased by it from such Selling Shareholder, free and clear of all Liens, and, assuming that none of the Underwriters has "notice of an adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such Securities, each of the Underwriters will acquire a "security entitlement" (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from such Selling Shareholder, and no action based on any "adverse claim" (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities.

            (8) Absence of Rights of First Refusal. The Securities to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

            (9) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if any, or creditor of such Selling Shareholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws or the NASD.

            (11) Restriction on Sale of Securities. Such Selling Shareholder will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the such Selling Shareholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations with respect to, any shares of Common Stock, Preferred Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, Preferred Stock or other capital stock (whether owned by such Selling Shareholder at the date of this Agreement or subsequently acquired by such Selling Shareholder), or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement; provided, however, that such Selling Shareholder may transfer any Common Stock, Preferred Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, Preferred Stock or other capital stock to any member of such Selling Shareholder's immediate family, to a trust the beneficiaries of which are exclusively such Selling Shareholder or members of such Selling Shareholder's immediate family, or to charitable or educational organizations without the prior written consent of Wachovia if (i) such transfer is a bona fide gift, (ii) such Selling Shareholder provides written notice of such transfer to Wachovia no later than three business days prior to such transfer, (iii) the transferee executes and delivers to Wachovia, not later than one business day prior to such transfer, an agreement, in form and substance reasonably satisfactory to Wachovia, substantially to the effect set forth in this paragraph (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of such Selling Shareholder), and (iv) neither such Selling Shareholder nor the transferee shall publicly disclose the transfer, except to the extent required by law. For purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendent, father, mother, brother or sister of such Selling Shareholder.

            (12) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

            (13) Absence of Preemptive Rights. Such Selling Shareholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to this Agreement.

            (14) Accuracy of Other Representations. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company set forth in Section 1(a) of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Prospectus which has had or may have a Material Adverse Effect.

      (c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price of $______ per share (the "Purchase Price"), that proportion of the number of Initial Securities set forth in Schedule G opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $_____ per share.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling

Shareholders, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth in Schedule H opposite the names of the Selling Shareholders at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Selling Shareholders, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Schedule H opposite the name of such Selling Shareholder, as the case may be, bears to the total number of Option Securities set forth in Schedule H, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shumaker, Loop & Kendrick, LLP, 2800 Bank of America Plaza, 101 East Kennedy Boulevard, Tampa, Florida 33602, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on June __, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Date").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

      Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of Baltimore not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

      (e) Appointment of QIU. The Company hereby confirms its engagement of SG Cowen & Co., LLC as, and SG Cowen & Co., LLC hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. SG Cowen & Co., LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU."

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus (or Prospectus Supplement, if any) under "Use of Proceeds."

            (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq National Market.

            (j) Restriction on Sale of Securities. The Company will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of the Company's Common Stock, Preferred Stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of the Company's Common Stock, Preferred Stock or other capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to the Company's 1997 stock option plan and 2004 stock incentive plan, (C) the Company may issue Common Stock upon the exercise of stock options outstanding on the date of this Agreement and referred to in the Prospectus or stock options issued after the date of this Agreement pursuant to any such plan referred to in clause (B) of this sentence, (D) the Company may file registration statements on Form S-8, and (E) the Company may issue (but not register for resale) up to 150,000 shares of common stock in acquisitions.

            (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Survey conducted with respect to the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate (the "Blue Sky Survey") and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market, (xi) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company's accountants or counsel (including any local counsel), and (xii) the fees and disbursements of counsel to the Underwriters in connection with matters relating to the QIU and its activities contemplated by this Agreement.

      (b) Expenses of the Selling Shareholders. Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Shareholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by such Selling Shareholder under this Agreement or from any funds from time to time held for the account of such Selling Shareholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

      (c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of such expenses and costs.

      (d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

            (b) Opinion of Counsel for Company. At Closing Date, the Representatives shall have received the favorable opinions, dated as of Closing Date, of Shumaker, Loop & Kendrick, LLP, counsel for the Company ("Company Counsel"), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request, and of Garfunkel, Wild & Travis, P.C., special New York and federal health care counsel to the Company ("New York/Federal Counsel") and Sklar Warren & Conway, LLP as special Nevada health care counsel to the Company ("Nevada Counsel")(New York/Federal Counsel and Nevada Counsel, collectively referred to hereinafter as "Local Counsel"), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibits F-1 and F-2, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (c) Opinion of Counsel for Underwriters. At Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Alston & Bird LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (1), (6),
      (7)(A) and (8)(solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company or the laws of the State of Florida), (9), (10), (13)(solely as to the information in the Prospectus under "Description of Capital Stock -- Common Stock") and the antepenultimate paragraph of Exhibit E hereto. In giving such opinion such counsel may rely without investigation, as to all matters arising under or governed by the laws of the State of Florida or North Carolina, on the opinion of Company Counsel referred to in Section 5(b) above, and as to all matters relating to the federal regulation of the health care industry and the state regulation of the health care industry in the States New York and Nevada, on the opinion of Local Counsel referred to in Section 5(b) above. As to those matters governed by the laws of any jurisdictions other than the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

            (d) Officers' Certificate. At Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

            (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.

            (f) Bring-down Comfort Letter. At Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

            (g) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

            (h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each director and officer of the Company, by each holder of any Common Stock or Preferred Stock of the Company and by each holder of any outstanding convertible securities, warrants or options issued by the Company.

            (i) No Objection. Prior to the date of this Agreement, the NASD shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (j) Opinion of Counsel for the Selling Shareholders. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Shumaker, Loop & Kendrick, LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit I hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (k) Certificate of Selling Shareholders. At the Closing Date, the Representatives shall have received a certificate signed by an Attorney-in-Fact on behalf of the Selling Shareholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) each such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and
      (iii) each Selling Shareholder has reviewed and is familiar with the Prospectus and any amendments or supplements thereto and the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

            (l) Tax Forms. Prior to the Closing Date, the Representatives shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Shareholders.

            (m) Pre-Closing Transactions. Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement and the Prospectus and the Representatives shall have received a copy of the Amended and Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of Florida and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

            (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

            (1) Officers' Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

            (2) Opinion of Counsel for Company. The favorable opinion of Company Counsel and of Local Counsel named in Section 5(b), each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

            (3) Opinion of Counsel for Underwriters. The favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (4) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the

            Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

            (5) Opinion of Counsel for Selling Shareholders. The favorable opinion of Shumaker, Loop & Kendrick, LLP, counsel for the Selling Shareholders, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.

            (6) Certificate of Selling Shareholders. A certificate, dated such Option Closing Date, signed by an Attorney-in-Fact on behalf of the Selling Shareholders, to the effect set forth in Section 5(k) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

            (o) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (p) Termination of Agreement. If any condition specified in this
      Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification. (1) The Company and each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above,

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) provided, further, that the aggregate liability of each Selling Shareholder pursuant to this Section 6(a) will be limited to an amount equal to the aggregate proceeds, net underwriting commissions and discounts, to such Selling Shareholder from the sale of the Securities sold by such Selling Shareholder to the Underwriters; and provided, further, that Selling Shareholder's Daniel Galmarini, Graciela R. Garton and Bruce Nakfoor shall only have liability under this Section 6(a) to the extent that any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission therefrom of a material fact, was made in reliance upon and in conformity with information furnished or confirmed (in each case orally or in writing) by or on behalf of such Selling Shareholder.

      (2) In addition to and without limitation of the Company's and the Selling Shareholder's obligation to indemnify SG Cowen & Co., LLC as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720 ("Rule 2720") of the Conduct Rules of the NASD in connection with the offering of the Securities;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720 in connection with the offering of the Securities; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the QIU), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental body or agency, commenced or threatened, or any claim whatsoever based upon the QIU's participation as "qualified independent underwriter" within the meaning of Rule 2720 in connection with the offering of the Securities, to the extent any such expense is not paid under (i) or (ii) above.

      (b) Indemnification by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall be selected by the QIU; counsel to the Selling Shareholders shall be selected by the Selling Shareholders; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution between themselves.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that the QIU will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; (ii) no Selling Shareholder shall be required to contribute any amount in excess of the aggregate net proceeds received by such Selling Shareholder from the sale of the Securities sold by such Selling Shareholder to the Underwriters; and (iii) Selling Shareholder's Daniel Galmarini, Graciela R. Garton and Bruce Nakfoor shall only be required to contribute if the statement or omission resulting in liability was made in reliance upon and in conformity with information furnished or confirmed (in each case orally or in writing) by or on behalf of such Selling Shareholder.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, Attention of James Hill, Director; notices to the Company shall be directed to it at 2234 Colonial Boulevard, Fort Myers, Florida 33907, Attention of David Koeninger, Executive Vice President and Chief Financial Officer; and notices to the Selling Shareholders shall be directed to them in care of

David Koeninger, Attorney-in-Fact at c/o Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors and shall also inure to the benefit of the QIU and its successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and the QIU and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and the QIU and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

      "Agreement" means this Underwriting Agreement, dated June __, 2004, by and among the Company, the shareholders named in Schedule G thereto and the several underwriters named in Exhibit A thereto.

      "Commission" means the Securities and Exchange Commission.

      "Company Documents" means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

      "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval System.

      "Existing Credit Agreements" means the Third Amended and Restated Credit Agreement dated as of March 2004 among the Company, the financial institutions parties thereto, Bank of America, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Documentation Agent, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.

      "GAAP" means generally accepted accounting principles.

      "Lien" means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      "NASD" means the National Association of Securities Dealers, Inc.

      "NYSE" means the New York Stock Exchange.

      "Organizational Documents" means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and
(e) in the case of any other entity, the organizational and governing documents of such entity.

      "Preferred Stock" means the Company's preferred stock, par value $.0001 per share.

      "preliminary prospectus" means any prospectus used in connection with the offering of the Securities that was used before the Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned "Subject to Completion".

      "Registration Statement" means the registration statement on Form S-1 (File No. 333-114603), as amended, at the time it became effective including the Rule 430A Information; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term "Registration Statement" shall also include such Rule 462(b) Registration Statement.

      "Repayment Event" means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

      "Rule 424(b)" "Rule 430A" and "Rule 462(b)" refer to such rules under the 1933 Act.

      "Rule 430A Information" means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.

      "Rule 462(b) Registration Statement" means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

      "Subject Instruments" means the Existing Credit Agreement.

      "1933 Act" means the Securities Act of 1933, as amended.

      "1933 Act Regulations" means the rules and regulations of the Commission under the 1933 Act.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "1934 Act Regulations" means the rules and regulations of the Commission under the 1934 Act.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      All references to the Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

                            [SIGNATURE PAGE FOLLOWS]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         RADIATION THERAPY SERVICES, INC.

                                         By:____________________________________
                                            David Koeninger
                                            Executive Vice President and Chief
                                            Financial Officer

                                         By:____________________________________
                                            David Koeninger
                                            Attorney-in-Fact, on behalf of each
                                            of the Selling Shareholders listed
                                            on Schedule G

CONFIRMED AND ACCEPTED, as of the
date first above written:

WACHOVIA CAPITAL MARKETS, LLC
BANC OF AMERICA SECURITIES LLC
SG COWEN & CO., LLC
SUNTRUST CAPITAL MARKETS, INC.

By: WACHOVIA CAPITAL MARKETS, LLC

By:______________________________
   Authorized Signatory

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

                                    EXHIBIT A

                                                                                 Number of
                                                                                  Initial
                          Name of Underwriter                                    Securities
                          -------------------                                    ----------
Wachovia Capital Markets, LLC..........................................
Banc of America Securities LLC.........................................
                                                                                  ---------
SG Cowen & Co., LLC....................................................
                                                                                  ---------
SunTrust Capital Markets, Inc..........................................
                                                                                  ---------

                            Total......................................           5,500,000
                                                                                  =========

                                    EXHIBIT B

                           SUBSIDIARIES OF THE COMPANY

                                                                      JURISDICTION OF
      OWNER                        NAME OF SUBSIDIARY                   ORGANIZATION           TYPE OF ENTITY     % OWNERSHIP
      -----                        ------------------                   ------------           --------------     -----------
Radiation Therapy               California Radiation                  California             Corporation               100%
Services, Inc.                  Therapy Management
                                Services, Inc.

Radiation Therapy               North Carolina Radiation              North Carolina         Corporation               100%
Services, Inc.                  Therapy Management
                                Services, Inc.

Radiation Therapy               Maryland Radiation                    Maryland               Corporation               100%
Services, Inc.                  Therapy Management
                                Services, Inc.

Radiation Therapy               Nevada Radiation                      Nevada                 Corporation               100%
Services, Inc.                  Therapy Management
                                Services, Incorporated

Radiation Therapy               New York Radiation                    New York               Corporation               100%
Services, Inc.                  Therapy Management
                                Services, Incorporated

Radiation Therapy               21st Century Oncology,                Florida                Corporation               100%
Services, Inc.                  Inc.

Radiation Therapy               Financial Services of                 Florida                Corporation               100%
Services, Inc.                  Southwest Florida, Inc.

Radiation Therapy               Radiation Therapy School              Florida                Corporation               100%
Services, Inc.                  For Radiation Therapy
                                Technology, Inc.

Radiation Therapy               21st Century Oncology                 Kentucky               limited liability         100%
Services, Inc.                  of Kentucky, LLC                                             company

Radiation Therapy               21st Century Oncology of              Alabama                corporation               100%
Services, Inc.                  Alabama, Inc.

Radiation Therapy               South County Radiation                Rhode Island           limited liability          75%
Services, Inc.                  Therapy, LLC                                                 company

Radiation Therapy               Southern New England                  Rhode Island           limited liability          62%
Services, Inc.                  Regional Cancer Center,                                      company
                                LLC

Maryland Radiation              Northwest Baltimore                   Maryland               limited liability          90%
Therapy                         Radiation Therapy                                            company
Management                      Regional Center,  LLC
Services, Inc.

21st Century                    Bluegrass Regional                    Kentucky               limited liability          90%
Oncology of                     Cancer Center, LLP                                           partnership
Kentucky, LLC

21st Century                    Palms West Radiation                  Florida                limited liability          50%
Oncology, Inc.                  Radiation Therapy, LLC                                       corporation

21st Century                    Palmetto Radiation                    Florida                limited liability          50%
Oncology, Inc.                  Associates, LLC                                              corporation

New York Radiation              Faxton Leasing, LLC                   New York               limited liability        37.5%
Therapy                                                                                      corporation
Management
Services, Inc.

                                    EXHIBIT C

                         LIST OF DIRECTORS AND OFFICERS

NAME                                             POSITION
Howard M. Sheridan, M.D.                         Chairman

Daniel E. Dosoretz, M.D.                         President, Chief Executive Officer and Director

James H. Rubenstein, M.D.                        Medical Director, Secretary and Director

Michael J. Katin, M.D.                           Director

David M. Koeninger                               Executive Vice President and Chief Financial Officer

Joseph Biscardi                                  Corporate Controller and Chief Accounting Officer


                                    EXHIBIT D

                            FORM OF LOCK-UP AGREEMENT

                        RADIATION THERAPY SERVICES, INC.

                         Public Offering of Common Stock

                                                                __________, 2004

Wachovia Capital Markets, LLC
As Representative of the several Underwriters
7 St. Paul Street
Baltimore, MD 21202

Ladies and Gentlemen:

      This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between Radiation Therapy Services, Inc., a Florida corporation (the "Company"), you, as representative or one of the representatives of a group of underwriters (the "Underwriters"), and the other parties thereto (if any), to be named therein, relating to an underwritten public offering of common stock, par value $.0001 per share (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefit that the offering of the Common Stock will confer upon the undersigned in its capacity as a stockholder of the Company, the undersigned agrees that the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock, or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any such Common Stock, or other capital stock (whether owned by the undersigned at the date of this agreement or subsequently acquired by the undersigned), or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 180 days after the date of the Underwriting Agreement; provided, however, that the undersigned may transfer any Common Stock, or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or other capital stock to any member of the undersigned's immediate family, to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, or to charitable or educational organizations without the prior written consent of Wachovia Capital Markets, LLC if (i) such transfer is a bona fide gift, (ii) the undersigned provides written notice of such transfer to Wachovia Capital Markets, LLC no later than three business days prior to such transfer, (iii) the transferee executes and delivers to Wachovia Capital Markets, LLC, not later than one business day prior to such transfer, an agreement, in form and substance reasonably satisfactory to Wachovia Capital Markets, LLC, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned), and (iv) neither the undersigned nor the transferee shall publicly disclose the transfer, except to the extent required by law. For purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendent, father, mother, brother or sister of the undersigned.

      In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and the registration statement filed under the Securities Act of 1933 in connection therewith.

      If the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall likewise be terminated.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

      In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

                                           Very truly yours,

                                           _____________________________________
                                           Print Name:

                                    EXHIBIT E

                       FORM OF OPINION OF COMPANY COUNSEL

      (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida.

      (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

      (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Florida) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (4) Each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited or general partnership or limited liability company, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary that is a limited partnership, and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued and are fully paid and (except in the case of general partnership interests) non-assessable and, to our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock of any Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person arising under the Organizational Documents of such Subsidiary, the laws of the State of Florida, or, to our knowledge, otherwise. As used in this opinion, the term "Subsidiaries" means the subsidiaries identified on Exhibit B to the Underwriting Agreement.

      (5) The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled "Actual" and in the corresponding line items under the caption

"Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option or stock purchase plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under the Underwriting Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the Amended and Restated Articles of Incorporation and Bylaws of the Company, the laws of the State of Florida or, to our knowledge, otherwise.

      (6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (7) (A) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (B) no holder of the Securities is or will be subject to personal liability by reason of being such a holder under the Amended and Restated Articles of Incorporation and Bylaws of the Company, the laws of the State of Florida or, to our knowledge, otherwise.

      (8) The issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the Amended and Restated Articles of Incorporation and Bylaws of the Company, the laws of the State of Florida or, to our knowledge, otherwise.

      (9) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

      (10) The Registration Statement and any amendments thereto and any Rule 462(b) Registration Statement, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective issue dates (in each case other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (11) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the laws of the State of Florida, with any applicable requirements of the charter and by-laws of the Company and with any applicable requirements of the Nasdaq National Market.

      (12) To our knowledge, except as otherwise disclosed in the Registration Statement and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body which
(i) is required to be disclosed in the Registration Statement and the Prospectus pursuant to Item 103 of Regulation S-K or (ii) will arise as a result of the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

      (13) The information in the Prospectus under the captions "Risk Factors - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business - Government Regulations," "Business - Federal Law," "Business - State Law," "Business-Reimbursement and Cost Containment," "Description of Capital Stock," "Certain Federal Income Tax Considerations," "Business - Litigation," "Management - Employment Agreements, Amended and Restated 1997 Stock Option Plan, 401(k) Savings, 2004 Stock Incentive Plan, Indemnification of Directors and Executive Officers and Limitation of Liability," "Related Party Transactions," "Shares Eligible for Future Sale," and "Description of Capital Stock," and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's Amended and Restated Articles of Incorporation or Bylaws, any Subject Instrument or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, has been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

      (14) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or the NASD, as to which we have not been called upon to express an opinion), (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company, (C) no waiver or consent under any Subject Instrument and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

      (15) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any subsidiary pursuant to, (x) any Subject Instrument or (y) any other material Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, or defaults or Liens that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any

Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

      (16) The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the 1940 Act.

      (17) Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements (except as set forth above), nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, or that any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statements became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amendment or supplement was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical date included in or omitted from the Registration Statement, any Rule 462(b) Registration Statement or the Prospectus or any amendment or supplement thereto).

         In the event that such opinion shall define the term "Registration Statement," "Rule 462(b) Registration Statement" or "Prospectus" (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms "Registration Statement", and "Rule 462(b) Registration Statement" to include the Rule 430A Information and shall define the term "Prospectus" as the Prospectus in the form furnished to the Underwriters for use in connection with the offering of the Securities (and not as the Prospectus filed with the Commission pursuant to Rule 424(b).

         In rendering such opinion, Company Counsel shall state that such opinion covers matters arising under the laws of the State of Florida and North Carolina and the federal laws of the United States of America (except with respect to federal health care laws) and shall further state that they have relied, as to matters relating to, arising under or governed by federal or New York health care laws, upon the opinion of New York/Federal Counsel delivered pursuant to Section 5(b) of the Underwriting Agreement. Company counsel shall further state that they have relied, as to matters relating to, arising under or governed by Nevada health care law, upon the opinion of Nevada Counsel delivered pursuant to Section 5(b) of the Underwriting Agreement. In rendering such opinion, Company Counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that Company Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of Company Counsel, shall be delivered to the Representatives at the same time that the opinion of Company Counsel is delivered, and shall be satisfactory in form and substance to counsel for the Underwriters. In rendering such opinion, Company Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   EXHIBIT F-1

                    FORM OF NEW YORK/FEDERAL COUNSEL OPINION

      New York Radiation Therapy Management Services, Incorporated, a New York corporation, and Faxton Leasing, LLC, a New York limited liability company (the "Subsidiaries"), have been duly organized and are validly existing as a corporation or limited liability company (as the case may be) in good standing under the laws of the State of New York (the "Applicable State") and have the power and authority as a corporation or limited liability company (as the case may be) to own, lease and operate their properties and to conduct their businesses as described in the Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiaries were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Subsidiaries or any other person arising under the Organizational Documents of the Subsidiaries or the laws of the Applicable State.

      The information in the Prospectus under the captions "Risk Factors," "Business - Government Regulations," "Business - Federal Law," "Business - State Law," "Business-Reimbursement and Cost Containment," "Business - Litigation," "Related Party Transactions," and the information in the Registration Statement under Item 15, in each case only to the extent that it constitutes matters or summaries of New York or federal health care law, summaries of the legal proceedings, if any, of the Subsidiaries, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

      Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements (except as set forth above), nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, or that any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statements became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amendment or supplement was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical date included in or omitted from the Registration Statement, any Rule 462(b) Registration Statement or the Prospectus or any amendment or supplement thereto).

      In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the federal health care laws or the laws of the Applicable State and that, in rendering their opinion pursuant to the Underwriting Agreement, both Underwriters' Counsel and Company Counsel may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiaries and the Company.

Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   EXHIBIT F-2

                         FORM OF NEVADA COUNSEL OPINION

      Nevada Radiation Therapy Management Services, Incorporated, a Nevada corporation (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada (the "Applicable State") and has the power and authority as a corporation to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Subsidiary or any other person arising under the Organizational Documents of the Subsidiary or the laws of the Applicable State.

      The information in the Prospectus under the captions "Risk Factors," "Business - Government Regulations," "Business - Federal Law," "Business - State Law," "Business-Reimbursement and Cost Containment," "Business - Litigation," "Related Party Transactions," and the information in the Registration Statement under Item 15, in each case only to the extent that it constitutes matters or summaries of Nevada health care law, summaries of the legal proceedings, if any, of the Subsidiary, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

      Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements (except as set forth above), nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, or that any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statements became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amendment or supplement was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical date included in or omitted from the Registration Statement, any Rule 462(b) Registration Statement or the Prospectus or any amendment or supplement thereto).

      In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Applicable State and that, in rendering their opinion pursuant to the Underwriting Agreement, both Underwriters' Counsel and Company Counsel may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiaries and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    EXHIBIT G

                                                                                 Number of Initial
                                                                               Securities to be Sold
                                                                               ---------------------
Company......................................................                        4,000,000
Selling Shareholders:
       Howard M. Sheridan....................................                          165,723
       Daniel E. Dosoretz....................................                          421,387
       James H. Rubenstein...................................                          317,657
       Michael J. Katin......................................                          290,118
       Daniel Galmarini......................................                          113,715
       Graciela R. Garton....................................                          106,659
       Bruce Nakfoor.........................................                           84,741

Total........................................................                        5,500,000
                                                                                     =========

                                    EXHIBIT H

                                                                                  Number of Option
                                                                                Securities Which May
                                                                                       Be Sold
                                                                                --------------------
Company......................................................                                0
Selling Shareholders:
      Howard M. Sheridan.....................................                           91,148
      Daniel E. Dosoretz.....................................                          231,762
      James H. Rubenstein....................................                          174,711
      Michael J. Katin.......................................                          159,565
      Daniel Galmarini.......................................                           62,543
      Graciela R. Garton.....................................                           58,663
      Bruce Nakfoor..........................................                           46,608

                                                                                       -------
Total........................................................                          825,000
                                                                                       =======

                                       H

                                    EXHIBIT I

                FORM OF OPINION OF SELLING SHAREHOLDERS' COUNSEL

      (1) The Underwriting Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

      (2) Each Selling Shareholder has duly authorized (if applicable), executed and delivered its Power of Attorney and its Custody Agreement and such Power of Attorney and Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally or by general equitable principles.

      (3) In the case of any Selling Shareholders which are not natural persons, each such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and such Selling Shareholder is duly qualified to transact business and is in good standing in the State of Florida.

      (4) Each Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under the Underwriting Agreement.

      (5) The execution, delivery and performance of the Underwriting Agreement, its Power of Attorney and its Custody Agreement by each Selling Shareholder and the consummation of the transactions contemplated by the Underwriting Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to the Underwriting Agreement), and compliance by such Selling Shareholder with its obligations under the Underwriting Agreement, its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under the Underwriting Agreement or any other property or assets of such Selling Shareholder or any of its subsidiaries (if any) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries (if any) is a party or by which such Selling Shareholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

      (6) Each Selling Shareholder is the sole registered owner of the Securities to be sold by such Selling Shareholder under the Underwriting Agreement, free and clear, to our knowledge, of any Liens other than pursuant to the Underwriting Agreement; and, upon payment of the consideration for the Securities to be sold by the Selling Shareholders as provided in the Underwriting Agreement and the crediting of such Securities to security account or accounts of the Underwriters maintained with The Depository Trust Company then, assuming that none of the Underwriters has "notice of an adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such Securities, each of the Underwriters will acquire a "security entitlement" (within the meaning of UCC
Section 8-102(a)(17)) with respect to the Securities purchased by such Underwriter from the Selling Shareholders and no action based on any "adverse claim" (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities.

      (7) To our knowledge, the Securities to be sold by the Selling Shareholders are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to the Underwriting Agreement.

      (8) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if applicable, or creditor of such Selling Shareholder, and (C) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by any Selling Shareholder of, or the performance by any Selling Shareholder of its obligations under, the Underwriting Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by any Selling Shareholder of the Securities to be sold by it under the Underwriting Agreement or for the consummation by any Selling Shareholder of the other transactions contemplated by the Underwriting Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

      (9) To our knowledge, none of the Selling Shareholders has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to the Underwriting Agreement.

      In rendering such opinion, such counsel shall state that such opinion covers matters arising under the laws of the States of Florida and New York and the federal laws of the United States of America. In rendering such opinion, such counsel may rely as to matters involving the application of the laws of any other jurisdiction upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that counsel to the Selling Shareholders may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of counsel to the Selling Shareholders, shall be delivered to the Representatives at the same time that the opinion of counsel to the Selling Shareholders is delivered, and shall be satisfactory in form and substance to counsel for the Underwriters. In rendering such opinion, counsel to the Selling Shareholders may rely, as to matters of fact but not as to legal conclusions, to the extent they deem proper, on certificates of the Selling Shareholders and public officials. Such opinion shall not state that it is to be governed or qualified by or that it is otherwise subject to any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).